As filed with the Securities and Exchange Commission on January 13, 2012
Registration No. 333-170362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3530	56-2600575
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (561) 427-6144
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Cordani
1460 Park Lane South, Suite 1
Jupiter, Florida 33458
(561) 427-6144
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael D. Harris, Esq.
Brian S. Bernstein, Esq.
Harris Cramer LLP
3507 Kyoto Gardens Drive, Suite 320
Palm Beach Gardens, Florida 33410
(561) 478-7077

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

Deregistration of Securities

GelTech Solutions, Inc. (the “Company”) files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333- 170362) (as amended, the “Registration Statement”) to deregister the securities which were registered under the Registration Statement but were not sold.  The selling shareholder may continue to sell as permitted by Rule 144.

Based on the information provided by the selling shareholder named in the Registration Statement, we have calculated that of the 2,500,000 shares of common stock, 783,831 of the shares issued to the selling shareholder were not sold under the Registration Statement and 100,320 of the pro-rata shares were not issued by the Company to the selling shareholder.  The Company therefore is filing this Post-Effective Amendment to deregister these shares.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Jupiter, State of Florida, on January 13, 2012.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael Cordani	Principal Executive Officer and Director	January 13, 2012
Michael Cordani

/s/ Michael Hull	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	January 13, 2012
Michael Hull

Director
Michael Becker

/s/ Joseph Ingarra	Director	January 13, 2012
Joseph Ingarra

/s/ Peter Cordani	Director	January 13, 2012
Peter Cordani

Director
Jerome Eisenberg

/s/Leonard Mass	Director	January 13, 2012
Leonard Mass

Director
Phil O’Connell, Jr.